UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2000

SUNBURST ACQUISITIONS IV, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6363 Sunset Blvd., Hollywood, California	90028
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (323) 769-3434

(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

(a) On December 4, 2000, control of Sunburst Acquisitions IV, Inc., a Colorado corporation (the "Company," "we," or "us"), changed. The transaction which caused the change of control was the closing under an Agreement for Share Exchange (the "Exchange Agreement") dated August 15, 2000, between the Company and HollywoodBroadcasting.com, Inc., a Nevada Corporation ("HB.C").

Under the terms of the Exchange Agreement, we acquired all 35,831,668 issued and outstanding share's of HB.C's common stock from the former holders of that stock in exchange for the issuance of 35,831,668 shares of our common stock Immediately prior to closing under the Exchange Agreement, our issued and outstanding capitalization consisted of 9,070,831 shares of common stock and no shares of preferred stock. Immediately after the closing it consisted of 44,902,499 shares of common stock and no shares of preferred stock.

As a result, there has been a change in control of the Company in the sense that a different group of shareholders now holds voting control. The 9,070,831 shares of common stock owned by the persons who were our shareholders prior to the closing, which previously represented ownership of 100% of our issued and outstanding stock, now represent ownership of only approximately 20.20% of our issued and outstanding shares, while the 35,831,668 shares of our common stock now owned by the persons who were previously shareholders of HB.C, represent ownership of 79.80% of our issued and outstanding shares.

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock, as of December 4, 2000 (immediately following closing under the Exchange Agreement), by (a) each beneficial owner of more than five percent of our common stock, (b) each of our directors, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

Beneficial Owner (1)	Shares Beneficially Owned	Percentage Beneficially Owned
Charles Malette (2)	15,000,000	33.41%
Thomas Mount (2)(3)	15,000,000	33.41%
Theo Sanidas (4)	0	0%
Terry Fields (4)	0	0%
Paul Kessler (5)	3,675,000	8.18%
All directors and executive officers as a group (2 in number)	0	0%

(1) We believe that all persons have full voting and investment power with respect to the shares. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as warrants or options to purchase shares of our common stock.

(2) Includes 1,500,000 shares which the named shareholder has made a preliminary agreement to transfer to Paul Kessler or his nominee. The Company is not aware of the exact terms of the agreement to transfer or of the intended timing of the transfer, and there is no assurance as to when or whether the proposed transfer of shares will be completed.

(3) Thomas Mount is the beneficial owner of such shares. The record owner is Sullivan's Island, an entity controlled by Mr. Mount.

(4) The named person is an officer and director of the Company.

(5) Includes a total of 3,000,000 shares which Mr. Kessler may have the right to acquire from Charles Malette and Thomas Mount. The Company is not aware of the exact terms upon which Mr. Kessler may have the right to acquire such shares, and has no knowledge of when or whether the proposed transfer will be completed.

There was no change in the identity of our officers or directors as a result of closing under the Exchange Agreement.

A copy of the Exchange Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such references.

(b) We have no knowledge of any arrangements the operation of which may at a subsequent date result in a subsequent change in control of us.

ITEM 2. Acquisition or Disposition of Assets.

(a) Pursuant to the terms of the Exchange Agreement, we acquired all 35,831,668 of the issued and outstanding shares of common stock of HB.C. The transaction contemplated by the Exchange Agreement was negotiated between the directors of HB.C on behalf of the shareholders of that company, and our directors. In evaluating HB.C as a candidate for the proposed acquisition, our directors considered various factors such as the strength and diversity of HB.C's existing management, the anticipated potential for growth of the business of HB.C, and the perception of how the proposed business of HB.C will be viewed by the investment community and the Company's shareholders. In evaluating us, it is believed that the directors of HB.C placed a primary emphasis on our status as a company without material liabilities, whose common stock was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and approved for trading on the OTC Bulletin Board.

(b) We expect to continue, and expand, the existing business operations of HB.C as our wholly owned subsidiary. A description of the business of HB.C, its property, management, and certain important risk factors are set forth below.

Forward Looking Statements

All statements contained in the following description of the business of HB.C which are not statements of historical fact are what is known as "forward looking statements", which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans", "intends", "will", "hopes", "seeks", "anticipates", "expects", "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of the plans and objectives of HB.C management with respect to its present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause HB.C to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described below under "Risks Associated With The Business of HB.C" and throughout this description of the business of HB.C.

Background

HB.C is a development stage company incorporated in March of 1999 in the State of Nevada. It leases office space and production facilities located at 6363 Sunset Blvd., Hollywood, California, 90028. It was formed to engage in the business of developing and producing original entertainment and information programming for a wide range of media, including domestic and foreign broadcast, cable and satellite television, home video and DVD sales and rental, and the Internet. To date, HB.C has engaged in limited operations and the business of HB.C has not generated revenues (except for certain revenues described under "Sales of Creative And Production Services, below) or profits, and has incurred substantial losses. As of the date hereof, HB.C's liabilities exceeded its assets.

Webcasting Business

It was originally intended that HB.C would develop and produce (or acquire) original entertainment and information programs for webcasting over the Internet from its HollywoodBroadcasting.com website. It was anticipated that HB.C's programs would primarily be reality-based stage productions, with running times ranging from 30 to 60 minutes, and often revolve around celebrities and notable personalities. Programs would usually be first webcasted live and then archived on HB.C's website for later viewing on demand. In the case of live webcasts, viewers would be invited to interact with the program and the host during the webcast. Programs would be webcasted with links to chat rooms, e-commerce opportunities, and subject matter related websites maintained by HB.C or others. It was expected that revenues would be generated from: (1) sales of advertising and sponsorships; (2) sales of programs for subsequent and/or simultaneous distribution on the Internet and in other domestic and foreign media, including broadcast, cable and satellite television and video cassette and DVD sales and rental; (3) e-commerce transactions generated from its website, and/or commissions from sales generated by links from its website to other e-commerce websites.

Soft Launch. During the spring of 2000, HB.C conducted a soft launch, in which its tested its ability to produce and webcast programs. In the course of its soft launch, two interactive talk shows which HB.C developed and produced, Final Cut and Cover to Cover, were webcasted live on Thursday nights during a six week period. HB.C did not expect to generate revenues from the webcasting of its programs during its soft launch and no revenues were generated. It was expected that HB.C would commence its hard launch (regular weekly webcasting of Cover to Cover and Final Cut and other programs that were in various stages of development) in late 2000 or early 2001.

Interruption Of Production And Webcasting. Due to a shortage of working capital (described under "Urgent Need For Working Capital", below), since June of 2000, HB.C's production and webcasting operations have been interrupted and HB.C has not been able to commence its hard launch. Although HB.C has continued some programming operations (including program development and efforts to sell programs to program buyers) where such operations have not required significant expenditures of funds, it has not produced new programs (except as described under "Sales of Creative and Production Services", below) or webcasted programs. In connection with the cessation of production and webcasting and as a result of working capital shortages, HB.C has been required to lay-off, or furlough or transfer to part-time or independent contractor status, a substantial portion of its employees and various of its employees have terminated their employment.

Programs In Production And Development. As of June of 2000, when HB.C ceased to produce and webcast programs, several programs were in production or in various stages of development, including the following:

Final Cut. This show is hosted by Tom Schatz, Dean of the Film Department at the University of Texas at Austin and author of several highly regarded books about film making. Each episode features an interview with a noted film maker. HB.C has produced (and webcasted live, during its soft launch) six episodes of Final Cut (featuring directors Martha Coolidge, Jon Amiel, John Landis, David Dobkin and Irene Turner, Alexander Payne and William Friedkin, respectively).

Cover to Cover. This show is hosted by TV correspondent Anne Taylor Fleming and author Eric Lax. Each episode features an interview with a noted author. HB.C has produced (and webcasted live, during its soft launch) four episodes of Cover to Cover (featuring authors Mark Z. Danielewski, A. Scott Berg, Melissa Bank and Carl Muske-Dukes, respectively).

End of Watch (in development; no episodes have been produced). This show, to be hosted by John Marcello, a highly respected and recently retired senior D.E.A. agent, will explore the "real story" behind recent high profile crimes. Officials from the Secret Service, U.S. Customs, the F.B.I., and other law enforcement agencies will join Marcello, along with noted criminal defense attorneys, judges, informants, felons, and other persons involved in the criminal justice system.

iParent (in development; no episodes have been produced). This show, to be hosted by Katrina Mount, will combine committed celebrity parents with experts in the world of child development. The interactive, audience participation aspect of the show will occupy a significant portion of its running time.

The "X" (in development; no episodes have been produced). The subject of this show will be the world of "hip-hop" music and culture. To be hosted by Sway and Tech, two stars of hip-hop culture, the show will examine all aspects of this popular world-wide culture.

All of the foregoing programs (with the exception of the previously produced episodes of Final Cut and Cover to Cover) are new programs which are in development, and there can be no assurance that the programs will actually be produced, or that the programs will be produced with the hosts or under the titles described above.

Present Obstacles To Hard Launch. Were HB.C to decide to commence a hard launch of its webcasting business, it would be required to do some or all of the following:

(1) Produce additional episodes of Cover To Cover and Final Cut and produce episodes of new programs which are currently in various stages of development, including the programs listed under "Programs in Production And Development", above.

(2) Generate sufficient advertising and sponsorship revenues to (along with revenues from other sources described under "Webcasting Business", above) cover its production, webcasting and overhead costs.

(3) Market and publicize its website and programs, which may include advertising on radio, television, and in the print media and on the Internet.

(4) Make certain improvements to functional and design aspects of its website to maximize its interactive capabilities and enhance the quality of the user experience.

(5) Deploy database technology to maximize the audience measurement and profiling capabilities of its website;

(6) Enter into new arrangements with providers of webcasting services and/or develop its own webcasting capabilities; and

(7) Develop the capability to effect e-commerce transactions or enter into arrangements with e-commerce sites.

To accomplish the foregoing, HB.C would be required to employ additional personnel and acquire additional equipment and facilities (and/or enter into significant outsourcing arrangements with providers of such services and equipment and facilities). A shortage of working capital has to date prevented HB.C from employing such additional personnel and acquiring such equipment and facilities or entering into such outsourcing arrangements. Although HB.C will seek to raise additional working capital (as described under "Urgent Need For Working Capital", below), there can be no assurance that HB.C will be able to obtain such needed working capital and commence the hard launch of its webcasting business. Even if HB.C is able to raise additional working capital, HB.C has elected to delay its hard launch, for the reasons described under "Management's Continuing Review Of Webcasting Business", below.

Management's Continuing Review Of Webcasting Business. Management of HB.C continues to review its plan to commence a hard launch of its webcasting business in light of current conditions. In the course of its review, management is considering numerous factors (some of which were unknown or unknowable at the time its webcasting business was originally conceived), including the following:

(1) Its shortage of working capital;

(2) The substantial expenditures which would be required to commence a hard launch of its webcasting business, described under "Present Obstacles To Hard Launch", above;

(3) The pace of development and market penetration of equipment and technology that would permit the transmission of programs over the Internet with audio and video quality that is approximately equal to that of television, which HB.C considers to be its primary competition;

(4) Public acceptance of the Internet as a source of entertainment and information programs (and particularly programs of the kind originally envisioned by HB.C);

(5) The willingness of advertisers to expend significant amounts to advertise on the Internet and sponsor Internet programs; and

(6) The apparent failure to date of other webcasting companies (and particularly those which webcast entertainment and information programs of the kind originally envisioned by HB.C) to generate profits.

Based on current conditions with respect to the foregoing factors, management of HB.C has considerable doubt as to whether the webcasting business, at least as originally envisioned by HB.C, can generate profits. Management of HB.C has therefore elected to delay the hard launch of its webcasting business for the present, while it continues to monitor developments with respect to the foregoing factors and considers possible modifications of the business model described under "Webcasting Business", above. Management of HB.C will not commence the hard launch of its webcasting business without reasonable assurance that such business, either in its original or altered form, will be likely to generate profits, although there can be no assurance that HB.C's webcasting business, either in its present or altered form, will generate revenues or profits.

Production And Sale Of Programs For Various Media

Regardless of whether HB.C elects to distribute its programs over the Internet, it intends to continue to develop and produce entertainment and information programs for sale to companies which distribute programs in various "old technology" (e.g. television) and "new technology" (e.g. the Internet) media. Potential buyers for its programs may include the following U.S. companies and their foreign counterparts: (1) television networks (e.g. CBS, NBC, ABC, Fox, UPN and WB); (2) network owned and independent television stations and syndicators of programming (companies which sell programs to television stations); (3) other producers and production companies (as buyers of creative and production services); (4) cable service operators; (5) basic and pay cable networks (e.g. Bravo and the Sundance Channel); (6) home video and DVD companies; (7) Internet companies (including Internet service providers, such as AOL, Internet portals, such as Yahoo, and e-commerce companies, such as Amazon.com); and (8) general business companies (as buyers of advertising, training and promotional programs).

As described under "Programs In Production And Development", HB.C has produced six episodes of Final Cut and four episodes of Cover To Cover and has several programs in various stages of development. As concepts for new programs are originated by HB.C personnel or presented to HB.C by outside parties (in which case such parties would usually be entitled to share in the revenues derived from the sale of the program), HB.C will place additional shows in development. At least initially, HB.C will continue to focus on reality based programming (of the kind described under "Webcasting Business", above), due to the lower production costs associated with the production of such programs (as compared to dramatic programs and situation comedies). Generally, HB.C programs will have running times ranging from 30 to 60 minutes (exclusive of commercial breaks), although programs with shorter running times may be produced for particular buyers, such as buyers of Internet and advertising, training and promotional programs.

HB.C will present programs to prospective buyers, and if a prospective buyer finds the program attractive, attempt to negotiate a sale of one or more episodes of the program to the prospective buyer. The form in which a program is presented to a buyer may range anywhere from a program concept, to a fully developed program with script and principal talent selected or retained, to a pilot episode or trailer, to episodes of a fully produced program (as would be the case with respect to HB.C's previously produced episodes of Final Cut and Cover To Cover). The terms under which programs are sold to distributors in various media vary widely (depending in part on the nature of the medium and the nature of the program), but generally buyers pay a fee, usually in installments, to either buy the program outright (in which case the buyer obtains the right to exhibit the program in perpetuity in all media in all geographical markets), or to buy a license to exhibit the program in a specified medium in a specified geographical area for a specified period (with the seller retaining rights with respect to specified media and/or geographical areas and/or periods). Often producers of programs are required to engage in deficit financing (whereby the buyer is required to advance some or all of the production costs prior to receipt of payment from a buyer or buyers). In light of its shortage of working capital (described under "Urgent Need For Working Capital", below), HB.C would presently not be able to engage in such deficit financing and may therefore be at a competitive disadvantage to better financed production companies. Management of HB.C, even if it obtains additional working capital, will seek to avoid deficit financing of production by: (1) focusing on the production of reality based programs, with their lower production costs; (2) utilizing its leased production and post-production facilities, described under "Transactions With Related Parties; The Los Angeles Film Schools", below; (3) in connection with its sales of programs, retaining rights to sell its programs in other markets and pre-selling such rights in advance of production. There can be no assurance that HB.C will be able to avoid deficit financing of programs.

Due to its shortage of working capital, HB.C has to date been unable to commit significant time and personnel to its efforts to sell programs to buyers as described above, and except for certain transactions described under "Sales Of Creative And Production Services", below, no sales of programs to such buyers have been concluded. In the event that HB.C is able to obtain additional working capital, it expects to commit additional resources to its program production and sales business.

Sales of Creative and Production Services. HB.C recently completed three transactions whereby HB.C was commissioned to provide creative and production services to third party producers in return for a fee. In the case of each of the transactions, HB.C provided its services on a "work for hire" basis and received no ownership interest in the programs. In one case, HB.C received a fee of $42,000 to produce a yoga demonstration video entitled "Yoga Tonic" for the French actress Nathalie Delon, who intends to exploit the video in the European home video market. In a second case, HB.C received a fee of $20,000 from a record label to produce a music video entitled "Ride Wit Me", featuring the rap artist T-Bone. In a third case, HB.C received a fee of $145,000 to create and produce programming and a product introduction video for Softnet Systems, Inc., a provider of wireless Internet services.

Transactions With Related Parties

The Los Angeles Film Schools. The Los Angeles Film Schools, LLC ("LAFS") is a California limited liability company which owns and operates a motion picture vocational trade school. CRM Financial Group, Inc., a corporation controlled by Charles Malette, owns a 65% membership interest in LAFS and is one of two members (i.e. stockholders) of LAFS. Mr. Malette is one of two managers (i.e directors) of LAFS. Bristol Capital Holdings LLC, a corporation controlled by Paul Kessler, owns a 35% membership interest in LAFS and is the other member of LAFS. Mr. Kessler is the other manager of LAFS. As of the closing of the Exchange Agreement, Mr. Malette was a Director and the Co-chairman of HB.C (subsequent to the closing of the Exchange Agreement, Mr. Malette resigned as a director and the Co-chairman of HB.C). As a result of the closing of the Exchange Agreement, Mr. Malette became a 33.4% shareholder of the Company. Mr. Kessler is a 1.5% shareholder of the Company and has the right to acquire 3,000,000 additional shares of the Company as described under "Item 1. Changes in Control of Registrant", above. HB.C rents office space and studio facilities from LAFS pursuant to an oral sublease, and as of the date hereof, HB.C was in arrears on its rental payments under such sublease. LAFS has at various times made non-interest bearing short term loans to HB.C, and HB.C has at various times made non-interest bearing short term loans to LAFS, which loans have been recorded on the books of account of HB.C and LAFS. As of November 30, 2000, HB.C was indebted to LAFS in the amount of $1,051,821.35 on account of such loans and rent in arrears. HB.C and LAFS share certain employees, whose salaries are apportioned between the two companies in proportion to the services they render to each company.

Loans From Charles Malette. Charles Malette, who as of the closing of the Exchange Agreement, was a Director and the Co-chairman of HB.C, and who as a result of the closing of the Exchange Agreement, became a 33.4% shareholder of the Company, has made loans to HB.C at various times prior to the closing of the Exchange Agreement. On account of such loans, as of date hereof, HB.C was indebted to Mr. Malette in the amount of $221,690.74.

Certain Pre-existing Relationships Between the Company and HB.C

Prior to the closing of the Exchange Agreement, Charles Malette may be deemed to have controlled HB.C by reason of the following: (1) he owned 41.9% of the shares of HB.C.; (2) he was one of two directors of HB.C and its Co-chairman; (3) shareholders who owned 16.3% of the shares of HB.C are clients of Mr. Malette's brokerage business to whom Mr. Malette provides investment advice; and (4) HB.C was (and continues to be) indebted to Mr. Malette and to LAFS, an entity which Mr. Malette controls, as described under "Transactions With Related Parties", above.

Prior to the closing of the Exchange Agreement, certain relationships existed between HB.C (and Mr. Malette) and the Company (and certain of its officers and directors and shareholders), including the following:

(1) According to a report on Form 8-K filed with the SEC by the Company on August 19, 1999, and an amended report on Form 8-K filed with the SEC by the Company on August 20, 1999, in August of 1999, the Company and certain of its shareholders entered into an agreement with a group of investors led by Century Financial Partners, Inc. and Bristol Capital LLC (according to a Schedule 13D filed with the SEC by Paul Kessler on May 9, 2000, Mr. Kessler is the sole owner of Bristol Capital LLC) to permit such investors to acquire control of the Company. (Mr. Kessler has denied that he has ever controlled the Company or been a member of a group that controls the Company.) Prior to the closing of the Exchange Agreement, Mr. Kessler owned 675,000 shares of the Company and has the right to acquire an additional 3,000,000 shares of the Company, as described in "ITEM 1. Changes in Control of Registrant", above. Mr. Malette has a long standing social and business relationship with Mr. Kessler, which includes their mutual involvement in LAFS (as described under "Transactions With Related Parties; The Los Angeles Film Schools", above) and other past and present business ventures.

(2) Mr. Malette has longstanding social and business relationships with Theo Sanidas (who is one of two directors and the President of the Company) and Terry Fields (who is the other director of the Company), which include mutual involvements in past and present business ventures.

(3) Clients of Mr. Malette's brokerage business (including Diamond Eight, Ltd., which prior to the closing of the Exchange Agreement, owned 9.09% of the shares of the Company and 4% of the shares of HB.C) are shareholders of the Company.

(4) Beginning at or about the time the Company and HB.C entered into a letter of intent with respect to an exchange of shares, and continuing thereafter up to the closing of the Exchange Agreement, the officers and directors of the Company at various times permitted Mr. Malette to participate in the affairs of the Company in various respects, including: (a) Mr. Malette recommended Theo Sanidas and Terry Fields for election to the Board of Directors of the Company and recommended Mr. Sanidas for election to the office of President of the Company; (b) Mr. Malette participated in matters pertaining to the audit of the Company's financial statements by the accounting firm of Comiskey & Company; (c) Mr. Malette participated in matters pertaining to the preparation by the law firm of Frascona, Joiner, Goodman and Greenstein, P.C. of reports which the Company has filed with the SEC; (d) Mr. Malette participated in negotiations with the management of Prologic and others with respect to the sale of the Company's interest in Prologic and/or a settlement of matters pertaining to the Company's involvement in the Prologic transaction; and (e) Mr. Malette assisted the Company in connection with its efforts to sell its shares to investors in transactions exempt from registration under the Securities Act of 1933. The Company believes that it is not unusual for a company which has agreed to combine with another company to permit management of the other company to have input with respect to its affairs, particularly where, as is the case with the Company, there is no active full-time management.

(5) The Company made loans to HB.C totaling $270,000 (consisting of most of the proceeds of sales of shares of the Company in transactions exempt from registration under the Securities Act of 1933).

Urgent Need For Working Capital

To date, the business of HB.C has not generated revenues (with the exception of certain revenues described under "Sales of Creative and Production Services", above). As a result, HB.C has, since its inception, relied primarily upon the following sources of working capital: (1) loans from Charles Malette and LAFS (as described under "Transactions With Related Parties", above); (2) issuances of shares in transactions exempt from registration under the Securities Act of 1933; and (3) loans from the Company (as described under "Certain Pre-existing Relationships Between The Company and HB.C", above). Recently however, Mr. Malette and LAFS have advised HB.C that it is unlikely that they will be able to loan additional funds to HB.C, and LAFS has demanded that HB.C repay its earlier advances. Since 1999 (when it last issued shares), HB.C has been unable to obtain additional working capital through issuances of shares. On account of the foregoing, HB.C has experienced and continues to experience significant working capital shortages, which have, at various times, caused HB.C to fail to meet, in a timely fashion, its payroll obligations and its obligations to certain of its trade creditors. HB.C will seek to raise additional working capital in the following ways:

(1) Sales of its programs to program buyers in advance of production (as described under "Production and Sale Of Programs For Various Media", above);

(2) Advances of funds from the Company, its parent corporation, from the proceeds of issuances of shares by the Company in transactions exempt from registration under the Securities Act of 1933.

Most if not all of any additional working capital raised by HB.C will initially be used by HB.C to become current on its obligations to trade creditors and employees and to repay loans from LAFS. There can be no assurance that HB.C will be able to raise additional working capital in amounts sufficient to become current on its obligations to trade creditors and employees, repay loans from LAFS and sustain its operations.

Employees

As of the date hereof, HB.C had 8 employees. As of December 8, 2000, HB.C was indebted to employees in the amount of $123,177 on account of accrued and unpaid salaries.

Legal Proceedings

From time to time, HB.C may be involved in routine litigation and proceedings in the ordinary course of business. HB.C is currently not a party to any legal proceeding.

RISKS ASSOCIATED WITH THE BUSINESS OF HB.C

INCLUDES RISKS ASSOCIATED WITH HB.C'S WEBCASTING BUSINESS. HB.C HAS ELECTED TO DELAY THE COMMENCEMENT OF THE HARD LAUNCH OF ITS WEBCASTING BUSINESS, AS DESCRIBED UNDER "MANAGEMENT'S CONTINUING REVIEW OF WEBCASTING BUSINESS", ABOVE.

READERS ARE URGED TO CONSIDER THE FOLLOWING RISKS, IN ADDITION TO THE RISKS DESCRIBED THROUGHOUT THIS DESCRIPTION OF THE BUSINESS OF HB.C.

Development Stage Company; History Of Limited Revenues And Substantial Losses

HB.C was founded in March of 1999 and is still in its development stage. HB.C's operations are subject to all of the risks inherent in the establishment of a new business enterprise and the marketing of new products. Moreover, the market for HB.C's webcasting business (i.e. the market for entertainment and information programming webcasted over the Internet) is a new or relatively new, and largely untested market. The likelihood of HB.C's success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with starting a new business, including, but not limited to, uncertainty as to the development of markets and the acceptance of HB.C's products in such markets, new product development problems and expenses, and competition from established companies, many of which are better funded and more firmly established. To date, HB.C has generated only limited revenues (as described under "Sales of Creative and Production Services", below) and incurred substantial losses and there can be no assurance that HB.C will generate significant revenues, or positive cash flow or profits in the future.

Dependence On Key Personnel

The business of HB.C is highly dependent upon its executives, officers and key employees and consultants, the loss of any one of whom could have a material adverse effect on the business of HB.C. HB.C has not obtained life insurance on the lives of any of its key personnel, nor has HB.C entered into employment agreements with any of its key personnel. The continued success of HB.C is dependent upon its ability to attract and retain highly qualified personnel, and there can be no assurance that HB.C will be able to recruit and retain such personnel.

Risk Of Loss Of Use Of Studio Facilities

It is anticipated that most of the programs which HB.C produces, either for webcasting or for sale to others, will be produced in studio facilities it rents (pursuant to an oral sublease) from LAFS, an affiliated company (as described under "Transactions With Related Parties; The Los Angeles Film Schools", above). If HB.C's affiliation with LAFS were to be altered or terminated, or such oral sublease were to be altered or terminated, HB.C could be required to rent studio facilities from an unaffiliated party, in which case its studio rental expenses, and hence its costs of production, might increase. In the event of such an increase in studio rental expenses, HB.C's business, results of operations and financial condition could be adversely effected.

Risk Of An Increase In Labor Costs; Risk of Strike

Powerful labor organizations (such as the Screen Actors Guild, Writers Guild of America, Directors Guild of America and International Alliance of Theatrical and Stage Employees) have jurisdiction to represent most of the occupational categories of personnel employed in almost every aspect of program production. To date, HB.C has generally employed non-union personnel and has not been required to enter into collective bargaining agreements with any of such labor organizations (perhaps on account of its limited production activities to date). As HB.C's production operations are expanded, there is a significant likelihood that HB.C will enter into collective bargaining agreements with the major entertainment industry unions, in which event its labor costs may increase substantially. Moreover, there are occasional strikes which result from the inability of various entertainment industry unions to conclude new collective bargaining agreements with organizations representing production companies when the old agreements expire. (Many believe that there is a significant likelihood that a Writers Guild of America and/or a Screen Actors Guild strike will occur in the year 2001 as existing collective bargaining agreements expire.) In the past such strikes have had the effect of significantly curtailing all domestic production activities. In the event of any such collective bargaining agreement mandated increase in labor costs, or any such strike by an entertainment industry union, HB.C's business, results of operations and financial condition could be adversely effected.

Inability To Accurately Predict Production Costs

Due to the numerous vicissitudes which are encountered in the process of production, production costs are inherently difficult to predict with certainty, and the phenomenon of the over budget production is well known. Although HB.C employs personnel who possess considerable expertise in the process of program budgeting, there can be no assurance that the costs incurred by HB.C in connection with all or any of its productions will be as budgeted. In the event of any such over-budget production costs, HB.C's business, results of operations and financial condition could be adversely effected.

Dependence Upon Advancements In Internet Technology

Management of HB.C believes that in order for its webcasting business (at least as originally conceived) to compete successfully with television, which it considers to be its primary competition, it must be able to transmit its programs over the Internet with audio and video quality that is approximately equal to that of television. Although it has been predicted that technology which would permit such transmission quality may soon exist and become widely available, there can be no assurance that such technology will either be developed or become widely available. If such technology is not developed or does not become widely available, HB.C's business, results of operations and financial condition may be adversely effected.

New And Evolving Market

Distribution of entertainment and information programing on the Internet is a new and evolving market. In such markets, demand and market acceptance for recently introduced products and services are subject to an even higher level of uncertainty and risk than is the case when new products and services are introduced into established markets. There can be no assurance as to the size of the market for HB.C's programs or its rate of growth, or as to whether HB.C's programs will be accepted in such market. There can be no assurance that the market for HB.C's programs will continue to develop or be sustainable. If such market fails to develop, or develops more slowly than expected, or becomes saturated with competitors, or if HB.C's website and programs do not achieve or sustain market acceptance, HB.C's business, results of operations, and financial condition could be adversely affected.

Dependence Upon Growth And Public Acceptance Of The Internet

HB.C's success will depend in large part upon the continued development of the Internet and growth in Internet usage and, more specifically, upon widespread public acceptance of the Internet as a source of entertainment and information programming. If such development, growth and public acceptance does not occur, or occurs at a slower rate than is expected, HB.C's business, results of operations, and financial condition may be adversely affected.

Possible Burdensome Government Regulation

New laws and regulations governing communications and commerce over the Internet are being enacted, and the application of existing laws and regulations (pertaining to such matters as intellectual property, privacy, taxation and defamation) to the Internet is in many cases unsettled, and may remain unsettled for the foreseeable future. The growth and development of the Internet may prompt calls for more stringent laws that may impose additional burdens on Internet related companies. Possible unanticipated applications of new or existing laws and regulations to HB.C's webcasting business could adversely effect its business, results of operations and financial condition.

Possible Liability For Program Content

As a producer and/or webcaster of programs, HB.C may be exposed to liability for claims of defamation, negligence, invasion of privacy, or infringement of copyright, patent, trademark or other intellectual property rights, or other claims based on the nature and content of the programs that HB.C produces and/or webcasts, even though HB.C engages in various clearance and other practices intended to ensure that such claims do not arise. There can be no assurance that available insurance policies will be adequate to cover any such potential claim or liability, in which case HB.C's business, results of operations, and financial condition could be adversely affected.

Competition From Internet And Traditional Media Companies

HB.C's webcasting business will operate in a market that is at a very early stage of development, is rapidly evolving, and is characterized by an increasing number of market entrants. Barriers to entry are minimal, and competitors can launch new websites at relatively low cost. Some of HB.C's competitors have significantly greater financial, personnel, technological and marketing resources than HB.C. HB.C's webcasting business will compete with all forms of entertainment, including traditional media companies (broadcast, cable and satellite television companies, motion picture companies, video and DVD sales and rental companies, and radio companies) for advertising sales, talent, employees, financing and audience, and there can be no assurance that HB.C will be able to compete successfully against such companies.

The Production Business Is Highly Unpredictable and Fiercely Competitive

HB.C's program production and sales business will operate in a highly uncertain and competitive market. Sales are dependent on the tastes and buying decisions of program buyers, which are in turn dependent on the tastes and viewing choices of viewers, all of which are highly unpredictable and subject to change. HB.C's principal competitors will be the television production divisions of the major television networks and television stations, the television production divisions of the major studios and numerous independent production companies. Most of HB.C's competitors will have significantly greater financial and personnel resources than HB.C.

Protection Of Intellectual Property Rights Uncertain

The copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property rights which HB.C will develop and own in the course of producing its programs will be critical to its success. Although HB.C employs legal counsel and other personnel to take such steps as are deemed necessary to protect its intellectual property rights, there can be no assurance that the steps taken by HB.C will be adequate to confer such protection. This may be particularly true with respect to programs webcasted on the Internet, on account of the novelty of the Internet and the rapidly evolving nature of intellectual property law as applied to the Internet and the significant opportunities for piracy entailed in Internet transmission. Moreover, the laws of some countries may not afford the same protection to intellectual property rights as do those of the United States. Although HB.C believes that its programs and website have been (and will continue to be) independently developed, there can be no assurance that its programs and website do not or will not infringe on the rights of others.

Risk Of Disaster And Systems Failure

HB.C's systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, Internet infrastructure failure or over-congestion, break-ins, earthquakes, and other similar events. HB.C has no formal disaster recovery plan, and there can be no assurance that available insurance policies will adequately compensate HB.C for losses that may occur as a result of any such event. The occurrence of any such event could adversely affect HB.C's business, results of operations, and financial condition.

No Expectation Of Dividends

The business of HB.C has not generated earnings to date, and HB.C has not paid any dividends on its shares, and it is unlikely that HB.C will contribute earnings to the Company which would permit it to pay dividends in the foreseeable future. It is expected that earnings, if any, of HB.C will be retained and used to expand the business of HB.C.

ITEM 3. Bankruptcy or Receivership.

Not applicable.

ITEM 4. Changes in Registrant's Certifying Accountant.

Not applicable.

ITEM 5. Other Events.

Not applicable

ITEM 6. Resignations of Registrant's Directors.

Not applicable.

ITEM 7. Financial Statements and Exhibits.

a) Financial Statements: The following financial statements of HollywoodBroadcasting.com, Inc. are filed herewith:

i) Report of Independent Public Accountants

Balance Sheet - February 29, 2000

Statement of Operations for the period from inception (March 19, 1999) to February 29, 2000

Statement of Stockholders' Equity for the period from inception (March 19, 1999) to February 29, 2000

Statement of Cash Flows for the period from inception (March 19, 1999) to February 29, 2000

Notes to Financial Statements

ii) Balance Sheet (unaudited) - November 30, 2000

Statement of Operations (unaudited) for the nine months ended November 30, 2000 and for the period from inception (March 19, 1999) to November 30, 2000

Statement of Cash Flows (unaudited) for the nine months ended November 30, 2000 and for the period from inception (March 19, 1999) to November 30, 2000

Notes to Financial Statements (unaudited)

b) Unaudited Pro Forma Financial Information:

Introduction to Unaudited Pro Forma Financial Data

Sunburst Acquisitions IV, Inc. Unaudited Pro Forma Balance Sheet as of November 30, 2000

Sunburst Acquisitions IV, Inc. Unaudited Pro Forma Statement of Operations - interim period ended November 30, 2000

Sunburst Acquisitions IV, Inc. Unaudited Pro Forma Statement of Operations - year ended February 29, 2000

Notes to Pro Forma financial statements

(c) Exhibits

2.1 Agreement for Share Exchange, dated as of August 15, 2000, between the Company and HollywoodBroadcasting.com, Inc., a Nevada corporation (incorporated by reference from Report on Form 8-K dated December 4, 2000, filed with the Securities and Exchange Commission on December 19, 2000).

ITEM 8. Change in Fiscal Year.

In conjunction with closing under the Exchange Agreement on December 4, 2000, the Company changed its fiscal year end. It adopted a fiscal year end of February 28, which is the reporting year of HB.C, the accounting acquiror.

The Company will file its report for the transition period ending February 28, 2001 on Form 10KSB. In addition, the Company will file a report on Form 10QSB for the three month period ended November 30, 2000.

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

FINANCIAL STATEMENTS AS OF FEBRUARY 29, 2000

AUDITED

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of HollywoodBroadcasting.com, Inc.

We have audited the accompanying balance sheet of HollywoodBroadcasting.com, Inc. (a development stage company) as of February 29, 2000, and the related statements of operations, stockholders' equity, and cash flows for the period from March 19, 1999 (inception) through February 29, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HollywoodBroadcasting.com, Inc. as of February 29, 2000, and the results of its operations and cash flows for the period from inception (March 19, 1999) to February 29, 2000 in conformity with generally accepted accounting principles.

Denver, Colorado

January 4, 2001

/s/ Comiskey & Company

PROFESSIONAL CORPORATION

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

BALANCE SHEET

February 29, 2000

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 59,894
Due from related party	579,510
Prepaid expenses	95,000
Total current assets	734,494
PROPERTY AND EQUIPMENT
Furniture and fixtures	59,912
Equipment	36,262
Building improvements	21,687
117,861
Less accumulated depreciation	1,561
116,300
OTHER ASSETS
Capitalized project costs	7,737
7,737
TOTAL ASSETS	$ 858,531
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 28,559
Accrued expenses	44,038
Notes payable to stockholders	153,171
Total current liabilities	225,768
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.001 par value; 200,000,000 shares authorized; 35,831,668 shares issued and outstanding	35,883
Additional paid-in capital	1,133,167
Deficit accumulated during the development stage	(536,237)
632,763
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$858,531

The accompanying notes are an integral part of the financial statements.

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from inception (March 19, 1999) to February 29, 2000
REVENUES	$ -
EXPENSES
Selling, general and administrative	536,237
Total expenses	536,237
NET LOSS	$ (536,237)

The accompanying notes are an integral part of the financial statements.

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

For the period from inception (March 19, 1999) to February 29, 2000

	Common stock Number of Shares	Common stock Amount	Additional paid-in capital	Deficit accumulated during the development stage	Total stockholders' equity
Common stock issued for cash
April 1999	15,000,000	$ 15,000	$ -	$ -	$ 15,000
May 1999	15,000,000	15,000	-	-	15,000
July 1999	2,500,000	2,500	22,500		25,000
August 1999	1,500,000	1,500	13,500		15,000
Sept. 1999	136,667	137	81,863		82,000
October 1999	100,000	100	59,900		60,000
Nov. 1999	376,667	377	225,623		226,000
Dec. 1999	546,667	547	327,453		328,000
January 2000	521,667	522	312,478		313,000
February 2000	150,000	150	89,850		90,000
Net loss for the period ended February 29, 2000	-	-	-	(536,237)	(536,237)
Balance, February 29, 2000	35,831,668	$ 35,833	$1,133,167	$ (536,237)	$ 632,763

The accompanying notes are an integral part of these financial statements.

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from inception (March 19, 1999) to February 29, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$ (536,237)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	1,561
Increase in Prepaid expenses	(95,000)
Increase in Other assets	(7,737)
Increase in Accounts payable	28,569
Increase in Accrued expenses	44,038
Net cash flows from operating activities	(564,806)
CASH FLOWS FROM INVESTING ACTIVITIES
Due from related party	(579,510)
Purchase of property and equipment	(117,861)
Net cash flows from investing activities	(697,371)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable to stockholders	153,171
Issuance of common stock	1,168,990
Net cash flows from financing activities	1,322,161
NET INCREASE IN CASH AND CASH EQUIVALENTS	59,984
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 59,984

The accompanying notes are an integral part of these financial statements.

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

February 29, 2000

1. Summary of Significant Accounting Policies

Development Stage Company

HollywoodBroadcasting.com, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on March 19, 1999. The Company was created to provide live, daily, interactive programming for the internet. The Company operated from its offices in Hollywood, California.

The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board.

Accounting Method

The Company records income and expenses on the accrual method.

Fiscal Year

The fiscal year of the corporation is February 29.

Organization Costs

Costs to incorporate the Company are charged to expense as incurred.

Financial Instruments

Unless otherwise indicated, the fair value of all reported assets and liabilities that represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amount.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Capitalized Project Costs

Production costs that are specifically identifiable to a project are capitalized as incurred. Capitalized project costs are amortized using the individual-film-forecast-computation method which uses a ratio of current gross revenues divided by anticipated total gross revenues.

Unamortized project costs are evaluated on a specific project basis each reporting period. Project costs that exceed net realizable value are written down in the period of evaluation. If the evaluation changes within the same fiscal year, project costs may be written up to the extent of the original write down. If the evaluation occurs in a subsequent fiscal year, no write up is done.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over a period of five to seven years.

Inventory

Film stock inventory is valued at the lower of cost or fair market value. It consists mainly of footage of celebrities and notables and will be expensed as the images decrease in fair market value.

Long-Lived Assets

The Company assesses the realizability of the long-lived assets in accordance with SFAS No. 121 - Accounting for the Impairment of Long-Lived Assets and for Long-Lived assets To Be Disposed of. SFAS No. 121 requires, among other things, that an entity review its long-lived assets including intangibles for impairment whenever changes in circumstances indicate that the carrying value of an asset may not be fully recoverable.

Consideration of Other Comprehensive Income Items

SFAS No. 130 - Reporting Comprehensive Income, requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. For the period ended February 29, 2000, the Company's financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

Stock-Based Compensation

SFAS No. 123 - Accounting for Stock-Based Compensation allows companies to choose whether to account for stock-based compensation under the method prescribed in Accounting Principles Board Opinion No. 25 ("APB 25") or use the fair value method described in SFAS No. 123. The Company continues to follow the accounting measurement provisions of APB 25 and implements the disclosure provisions of SFAS 123.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109 - Accounting for Income Taxes. Deferred tax assets and liabilities are recognized with respect to the tax consequences attributable to differences between the financial statement carrying values and tax basis of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Further, the effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period that includes the enactment date.

2. Stockholders' Equity

The Company is authorized to issue 10,000,000 shares of preferred stock. The Company's Board of Directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designations of such series. The Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting rights of the holders of common stock which issuance could have certain anti-takeover effects.

3. Related Party Transactions

The President and Chairman of the Company are two of three partners of the Los Angeles Film School ("LAFS"). LAFS has provided office space and administrative services for the Company during this early development stage. The Company has an informal arrangement to lease its corporate offices from LAFS for $45,000 per month. Rent expense for the period was $170,000.

As of February 29, 2000, the Company had advanced $579,510 to LAFS. The full amount was repaid subsequent to year end.

As of February 29, 2000, the Company has notes payable to stockholders totaling $153,171. The notes bear no interest and are due on demand.

4. Income Taxes

The deferred tax asset at February 29, 2000 consists of net operating losses of $214,490 due to development stage costs. Management cannot determine if it is more likely than not that the deferred tax asset will be realized. Therefore, a full valuation allowance has been established against the deferred tax asset.

5. Going Concern

The accompanying financial statements have been prepared on a going concern basis. The Company has limited operating history and will need to raise additional capital to fund its planned operations.

Subsequent to February 29, 2000, the Company obtained additional financing totaling approximately $1,167,000. In addition, the Company completed a reverse acquisition with a public shell, allowing them to raise capital in the publicly traded markets.

6. Subsequent Events

Subsequent to February 29, 2000, the amount due from related party was collected in full.

In May 2000, the Company formed a wholly-owned subsidiary, HBC Studio, LLC.

The Company has entered into several written and oral agreements whereby the Company agreed that employees would be granted options to purchase stock of the Company at such time as the Company adopts a stock option plan. The Company intends to adopt a stock option plan during the 2001 fiscal year.

Agreement for Share Exchange

On August 15, 2000, HollywoodBroadcasting.com, Inc. entered into an Agreement for Share Exchange with Sunburst Acquisitions IV, Inc. ("Sunburst IV"), a publicly held company. This transaction involved a transfer of all of the Company's outstanding common stock in exchange for an equivalent number of shares of Sunburst IV's common stock. The Agreement was consummated on December 4, 2000 and resulted in the stockholders of the Company owning approximately 80 percent of the outstanding common stock of Sunburst IV.

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

FINANCIAL STATEMENTS AS OF NOVEMBER 30, 2000

(UNAUDITED)

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

BALANCE SHEET

(Unaudited)

November 30, 2000

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 11,307
Accounts receivable	3,971
Inventory	57,705
Prepaid expenses	4,923
Total current assets	77,906
PROPERTY AND EQUIPMENT
Furniture and fixtures	83,642
Equipment	157,784
Building improvements	35,693
277,119
Less accumulated depreciation	34,362
242,757
OTHER ASSETS
Capitalized project costs	493,260
493,260
TOTAL ASSETS	$ 813,293
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 189,751
Accrued expenses	133,744
Deferred revenue	20,000
Notes payable	270,000
Notes payable to stockholders	548,191
Total current liabilities	1,161,686
LONG TERM LIABILITIES
Due to related party	1,038,905
1,038,905
STOCKHOLDERS' EQUITY

Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-
Common stock, $0.001 par value; 200,000,000 shares authorized; 35,831,668 shares issued and outstanding	35,883
Additional paid-in capital	1,133,167
Deficit accumulated during the development stage	(2,555,668)
(1,386,668)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 813,923

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Unaudited)

	Nine months ended November 30, 2000	For the period from inception (March 19, 1999) to November 30, 2000
REVENUES	$ 187,885	$ 187,885
COST OF REVENUES	189,315	189,315
Gross loss	(1,430)	(1,430)
EXPENSES
Selling, general and administrative	1,799,732	2,335,969
Other production costs	218,269	218,269
Total expenses	2,018,001	2,554,238
NET LOSS	$(2,019,431)	$(2,555,668)

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

	Nine months ended November 30, 2000	For the period from inception (March 19, 1999) to November 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,019,431)	$(2,555,668)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	32,801	34,362
Increase in Accounts receivable	(3,971)	(3,971)
Increase in Inventory	(57,705)	(57,705)
Increase in Prepaid expenses	90,077	(4,293)
Increase in Other assets	(485,523)	(493,260)
Increase in Accounts payable	161,192	189,751
Increase in Accrued expenses	89,706	133,744
Increase in Deferred revenue	20,000	20,000
Net cash flows from operating activities	(2,172,854)	(2,737,670)
CASH FLOWS FROM INVESTING ACTIVITIES
Due to related party	1,618,415	1,038,905
Purchase of property and equipment	(159,258)	(277,119)
Net cash flows from investing activities	1,459,157	761,786
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable to stockholders	395,020	548,191
Proceeds from notes payable	270,000	270,000
Issuance of common stock	-	1,169,000
Net cash flows from financing activities	665,020	1,987,191
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(48,667)	11,307
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	59,984	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 11,307	$ 11,307

HollywoodBroadcasting.com, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

For the Nine Month Period Ended November 30, 2000 and the Period from Inception (March 19, 1999) to November 30, 2000

1. Management's representation of Interim Financial Information

The accompanying financial statements have been prepared by HollywoodBroadcasting.com, Inc. without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Theses financial statements should be read in conjunction with the audited financial statements at February 29, 2000 included elsewhere herein.

Sunburst Acquisitions IV, Inc.

Unaudited Pro Forma Financial Data

Sunburst Acquisitions IV, Inc.

(A Development Stage Company)

UNAUDITED PRO FORMA FINANCIAL DATA

On December 4, 2000, Sunburst Acquisitions IV, Inc. ("Sunburst IV", "the Company") and HollywoodBroadcasting.com, Inc. ("HB.C") consummated an Agreement for Share Exchange whereby the Company acquired all of the issued and outstanding common stock of HB.C in exchange for 35,831,668 shares of the Company's common stock. As a result of the transaction, the stockholders of HB.C became the owners of 80 percent of the Company's common stock, and HB.C became a wholly owned subsidiary of the Company.

The transaction has been accounted for as a reverse acquisition, with HB.C as the accounting acquiror. The Company has adopted a fiscal year end of February 28, which is the reporting year of the accounting acquiror.

The following unaudited pro forma financial statements are based on the historical presentation of the financial statements of HollywoodBroadcasting.com, Inc. ("HB.C") and Sunburst Acquisitions IV, Inc. ("Sunburst IV").

The unaudited pro forma statements of operations for the interim period ended November 30, 2000 and for the year ended February 29, 2000 give effect to the Agreement as if it had occurred on April 1, 2000 and April 1, 1999, respectively. The unaudited pro forma balance sheet as of November 30, 2000 gives effect to the Agreement as if it had occurred on November 30, 2000. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements, including notes thereto, of HollywoodBroadcasting.com, Inc. and Sunburst Acquisitions IV, Inc. previously filed or included herein.

The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the transaction had been in effect on the dates indicated or which may be obtained in the future. These combined pro forma statements do not reflect any potential savings which may result from the combined operations of HB.C and Sunburst IV.

Sunburst Acquisitions IV, Inc.

(A Development Stage Company)

UNAUDITED PRO FORMA BALANCE SHEET (1)

November 30, 2000

	(2) HB.C November 30, 2000	(2) Sunburst IV November 30, 2000	(3) Adjustments	Pro Forma November 30, 2000
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 11,307	$ 9,591	$ -	$ 20,898
Accounts receivable	3,971	-	-	3,971
Notes receivable	-	270,000	(270,000)	-
Inventory	57,705	-	-	57,705
Prepaid expenses	4,923	-	-	4,923
Total current assets	77,906	279,591	(270,000)	87,497
PROPERTY AND EQUIPMENT, NET	242,757	-	-	242,757
OTHER ASSETS
Capitalized project costs	493,260	-	-	493,260
	493,260	-	-	493,260
TOTAL ASSETS	$ 813,923	$ 279,591	$ (270,000)	$ (823,514)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 189,751	$ 2,102	$ -	$ 191,853
Accrued expenses	133,744	-	-	133,744
Deferred revenue	20,000	-	-	20,000
Notes payable	270,000	100,000	(270,000)	100,000
Accrued interest	-	1,372	-	1,372
Notes payable to stockholders	548,191	-	-	548,191
Total current liabilities	1,161,686	103,474	(270,000)	995,160
LONG TERM LIABILITIES
Due to related party	1,038,905	-	-	1,038,905
	1,038,905	-	-	1,038,905
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-	-	-
Preferred stock, no par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-	-	-
Preferred stock, no par value; 20,000,000 shares authorized; no shares issued and outstanding	-	-	-	-
Common stock, $0.001 par value; 200,000,000 shares authorized; 35,831,668 shares issued and outstanding	35,883	-	(35,883)	-
Common stock, no par value; 100,000,000 shares authorized; 9,070,831 shares issued and outstanding	-	1,221,435	(1,221,435)	-
Common stock, no par value; 100,000,000 shares authorized; 44,902,499 shares issued and outstanding			1,257,268	1,257,268
Additional paid-in capital	1,133,167	28,717		1,161,884
Deficit accumulated during the development stage	(2,555,668)	(1,074,035)	-	(3,629,703)
	(1,386,668)	176,117	-	(1,210,551)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 813,923	$ 279,591	$ (270,000)	$ 823,514

Sunburst Acquisitions IV, Inc.

(A Development Stage Company)

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS (1)

FOR THE INTERIM PERIOD ENDED NOVEMBER 30, 2000

	(2) HB.C Nine months November 30, 2000	(2) Sunburst IV Eight months November 30, 2000	Adjustments	Pro Forma November 30, 2000
REVENUES	$ 187,885	$ -	$ -	$ 187,885
COST OF REVENUES	189,315	-	-	189,315
Gross loss	(1,430)	-	-	(1,430)
EXPENSES
Selling, general and administrative	1,799,732	29,285	-	1,829,017
Other production costs	218,269	-	-	218,269
Total expenses	2,018,001	29,885	-	2,047,286
NET LOSS	$(2,019,431)	$ (29,285)	$ -	$(2,048,716)
NET LOSS PER SHARE	$ (0.04)			$ (0.05)
Weighted average shares outstanding	44,902,499			44,902,499

Sunburst Acquisitions IV, Inc.

(A Development Stage Company)

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS (1)

FOR THE YEAR ENDED FEBRUARY 29, 2000

	(2) HB.C February 29, 2000	(2) Sunburst IV March 31, 2000	Adjustments	Pro Forma February 29, 2000
REVENUES	$ -	$ -	$ -	$ -
COST OF REVENUES	-	-	-	-
Gross profit	-	-	-	-
EXPENSES
Selling, general and administrative	536,237	26,470	-	562,707
Loss on investment	-	1,000,000	-	1,000,000
Total expenses	536,237	1,026,470	-	1,562,707
NET LOSS	$(536,237)	$(1,026,470)	-	$(1,562,707)
NET LOSS PER SHARE	$ (0.01)			$ (0.03)
Weighted average shares outstanding	44,902,499			44,902,499

Sunburst Acquisitions IV, Inc.

(A Development Stage Company)

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(1) The unaudited pro forma financial data do not give effect to any potential savings or other synergies that could result from the combination of HB.C and Sunburst IV. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the Agreement been consummated as of the dates indicated, nor are they necessarily indicative of future operating results or financial position. The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable under the circumstances.

(2) These columns represent historical results of operations and financial position.

(3) The adjustments present the effect of merging the private company (HB.C) into the non-operating public shell corporation with nominal net assets (Sunburst IV). The shareholders and management of HB.C will have effective operating control of the combined company after the transaction. The transaction is considered to be a capital transaction in substance, rather than a business combination and therefore purchase accounting has been applied, except that no goodwill or other intangible has been recorded. Sunburst IV issued a total of 35,831,668 shares of Sunburst IV common stock to effect the combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS IV, INC.

By: /S/ TERRY FIELDS

Terry Fields

Principal Executive Officer

Date: February 23, 2001